Exhibit 99.1

HUGHES TELEMATICS, INC.

STOCK PURCHASE AGREEMENT

Dated as of May 13, 2010

i

	6.23	SEC Reports	19
	6.24	Off Balance Sheet Arrangements	20
	6.25	Transactions With Affiliates and Employees	20
	6.26	Internal Accounting Controls	20
	6.27	Sarbanes-Oxley; Disclosure Controls	20
	6.28	Certain Fees	20
	6.29	Private Placement	20
	6.30	No Integrated Offering	21
	6.31	No General Solicitation or General Advertising	21
	6.32	Acknowledgment Regarding Purchasers’ Purchase of Common Shares	21
	6.33	Foreign Corrupt Practices Act	21
	6.34	Acknowledgement Regarding Purchasers’ Trading Activity	21

7.	Deliveries; Closing Conditions; Deliverables		22
	7.1	Obligations on the Closing Date	22
	7.2	Condition to Purchaser’s Obligations	22
	7.3	Conduct Pending Closing	23
	7.4	Notice of Certain Events	23

8.	Post-Closing Covenants of the Company		24
	8.1	Use of Proceeds	24
	8.2	Securities Laws Disclosure; Publicity	24
	8.3	Form D and Blue Sky	24
	8.4	No Integration	24
	8.5	Pledge of Common Shares	24
	8.6	Restriction on Amendments to Escrow Agreement	24

9.	Restrictive Legends		25

10.	Indemnification		26
	10.1	Indemnification by the Company	26
	10.2	Notice and Defense of Claims	26
	10.3	Payments	28
	10.4	No Exclusive Remedy	28

11.	Miscellaneous		28
	11.1	Miscellaneous; Waivers and Amendments	28
	11.2	Notices	28
	11.3	No Implied Waivers	29
	11.4	Successors and Assigns	29
	11.5	Headings	29
	11.6	Governing Law	29
	11.7	Fees and Expenses	29
	11.8	Specific Performance	30
	11.9	Exclusive Jurisdiction	30
	11.10	Waiver of Jury Trial	30
	11.11	Counterparts; Effectiveness	30

ii

11.12	Entire Agreement	30
11.13	Severability	30
11.14	Independent Nature of Purchasers	30
11.15	Taxes and Filings	31
11.16	Survival	31
11.17	Remedies Cumulative, etc	31
11.18	No Third Party Beneficiaries	32
11.19	Confidentiality	32
11.20	Termination	32

SCHEDULE 1    Schedule of Purchasers

EXHIBIT A    Registration Rights Agreement

EXHIBIT B    Form of Legal Opinion of Skadden, Arps, Slate Meagher & Flom LLP

EXHIBIT C    Form Legal Opinion of In-house Counsel to the Company

iii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 13, 2010, by and among HUGHES TELEMATICS, INC., a Delaware corporation (the “Company”), and the purchasers listed on Schedule 1 hereto (each of which is herein referred to as a “Purchaser,” and together, the “Purchasers”).

W I T N E S S E T H

WHEREAS, the Company desires to issue and to sell to each Purchaser and each Purchaser desires to purchase from the Company, the number of Common Shares (as defined below) set forth opposite such Purchaser’s name on Schedule 1 hereto, all in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1. Definitions. Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 1, shall be construed in accordance with GAAP.

“Action” means any action, suit, proceeding, governmental inquiry or investigation of any kind involving the Company.

“Actual Damages” has the meaning assigned to it in Section 10.1 hereof.

“Affiliate” means, with respect to any specified Person, (a) any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person, (b) any Person who is an executive officer, director, general partner, manager, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an executive officer, general partner, manager or trustee, or with respect to which the specified Person serves in a similar capacity and (c) any Person who shares a common investment adviser. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Stock Purchase Agreement, as the same may be amended in accordance with the terms hereof.

“Approvals” means actions, approvals, consents, waivers, exemptions, Orders, authorizations, registrations, declarations, filings and recordings.

“Business” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate) or the equivalent of the foregoing in any foreign jurisdiction.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended and in effect on the date hereof.

“Closing” has the meaning assigned to it in Section 4 hereof.

“Closing Date” has the meaning assigned to it in Section 4 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Common Shares” has the meaning assigned to it in Section 2 hereof.

“Common Stock” has the meaning assigned to it in Section 2 hereof.

“Company” has the meaning assigned to it in the introductory paragraph.

“Company Board” means the board of directors of the Company.

“Company Disclosure Statement” means the Company Disclosure Statement dated as of the date hereof and delivered by the Company. Any matter disclosed on any section of the Company Disclosure Statement shall be deemed to be disclosed with respect to any other section of the Company Disclosure Statement and with respect to any representation, warranty or covenant in this Agreement or the other Transaction Documents, to which the applicability of such matter is reasonably apparent based on the information contained in the Company Disclosure Statement.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Credit Facility” means the Amended and Restated Credit Agreement, dated as of April 9, 2008, by and among the Company, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, and the lenders named therein and party thereto from time to time, as amended, and references herein to the Credit Facility shall be deemed to include the ancillary agreements and documentation entered into in connection therewith.

“Eligible Shares” has the meaning assigned to it in Section 8.6 hereof.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims“), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt security convertible or exchangeable into any such interest prior to conversion or exchange.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company and/or any of its Subsidiaries would be deemed to be a “single employer” (a) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (b) as a result of the Company and/or any Subsidiary of the Company being or having been a general partner of such person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Company, or the Subsidiary of the Company selling such asset.

“Foreign Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any Governmental Authority.

“Indebtedness” for purposes of this Agreement shall mean “Indebtedness” for purposes of the Credit Facility.

“Indemnified Party” has the meaning assigned to it in Section 11.2(a) hereof.

“Independent Majority” has the meaning assigned to it in Section 8.6 hereof.

“Independent Stockholders” has the meaning assigned to it in Section 8.6 hereof.

“Intellectual Property” shall mean and include all of the following:

(i) copyrights, including any United States or foreign copyright now or hereafter owned by the Company or any of its Subsidiaries, including any registrations of any copyrights in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by the Company or any of its Subsidiaries;

(ii) domain names, including all internet domain names and associated URL addresses in or to which the Company or any of its Subsidiaries now or hereafter have any right, title or interest; trademarks and service marks and all goodwill connected with the use thereof and symbolized thereby, including all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by the Company or any of its Subsidiaries, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by the Company or any of its Subsidiaries, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks used by the Company or any of its Subsidiaries and any trade dress including logos, designs, fictitious business names and other business identifiers used by the Company or any of its Subsidiaries;

(iii) patents, including any patent in or to which the Company or any of its Subsidiaries now or hereafter have any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by the Company or any of its Subsidiaries; and

(iv) trade secrets, including any secretly held proprietary existing engineering or other data, information, production procedures and other secretly held proprietary know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of the Company or any of its Subsidiaries worldwide whether written or not.

“Knowledge” or “knowledge” means, (a) with respect to any Person other than the Company, the actual knowledge of such Person (including the actual knowledge of the officers and directors of such Person (or Persons having similar authority) if such Person is an entity), and (b) with respect to the Company, means the actual knowledge of any of its executive officers and shall include knowledge of such facts or other matters as a prudent person, in the position of such named individuals or any one of them, could be expected to discover or otherwise become aware of in the course of conducting a reasonable investigation concerning the existence of such fact or matter.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Law” and “Laws” means all laws, principles of common law, statutes, constitutions, treaties, rules, regulations, ordinances, codes, rulings, orders, licenses and determinations of all Governmental Authorities.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Margin Stock” shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System (as from time to time in effect and any successor to all or a portion thereof).

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its obligations to the Purchasers under the Transaction Documents, provided, that, it is agreed and understood that the net economic effect of any event or circumstance shall be taken into account in determining whether or not a Material Adverse Effect has occurred.

“Material Contracts” shall mean any and all oral or written supply agreements, requirements contracts, customer agreements, franchise agreements, license agreements, distribution agreements, joint venture agreements, asset purchase agreements, stock purchase agreements, merger agreements, agency or advertising agreements, leases of real or personal property, credit agreements, loan agreements, security agreements, pledge agreements, mortgages, trust deeds, trust indentures, stock purchaser agreements, consulting agreements, management agreements, employment agreements, severance agreements, collective bargaining agreements, employee benefit plans or arrangements, tax sharing agreements, indemnification agreements (including, without limitation, as may be entered into with suppliers) or other contracts, agreements, arrangements, understandings and commitments which if terminated is reasonably likely to cause a Material Adverse Effect. Without limiting the foregoing, any contract of the Company that was filed, or is required to be filed, as an exhibit to the Company’s SEC Reports pursuant to Item 601 of Regulation S-K shall be deemed a “Material Contract” for purposes of this Agreement.

“Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) the Company, any of its Subsidiaries and/or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Company, any of its Subsidiaries and/or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Order” means any order, writ, injunction, decree, judgment, award, determination, stipulation, award, direction or demand by a Governmental Authority.

“Organizational Documents” means, with respect to any Person, its certificate or articles of incorporation, its by-laws, its memorandum and articles of association, its limited liability company agreement or operating agreement, its certificate of formation, its partnership or limited partnership agreement, its trust indenture or agreement or other documentation governing the organization or formation of such Person, but not any shareholder, registration rights, subscription or other contract to which such Person may become a party after its formation or organization.

“Original Purchasers” has the meaning assigned to it in Section 8.6 hereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Liens” means Liens permitted to be incurred under the Credit Facility.

“Permitted Representatives” has the meaning assigned to it in Section 11.19 hereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Authority or other entity.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Company, any of its Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Purchase Consideration” has the meaning assigned to it in Section 3 hereof.

“Purchaser” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Purchaser Group” has the meaning assigned to it in Section 10.1 hereof.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Purchasers, as attached hereto as Exhibit A.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Representative” means, with respect to any Person that is an entity, such officer, director, manager, general partner, agent or employee of such Person.

“Returns” shall have the meaning provided in Section 6.10 hereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning provided in Section 6.23 hereof.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” shall mean, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person or (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“taxes” or “tax” means all federal, national, state, province, local and foreign taxes, charges, duties, fees, levies or other assessments, including without limitation income, excise, property, sales, use, gross receipts, recording, insurance, value added, profits, license, withholding, payroll, employment, capital stock, customs duties, net worth, windfall profits, capital gains, transfer, registration, estimated, stamp, social security, environmental, occupation, franchise or other taxes of any kind whatsoever, imposed by any Governmental Authority, and all interest, additions to tax, penalties and other similar amounts imposed thereon.

“tax return” means, with respect to any Person, all federal, national, state, province, local and foreign tax returns, reports, declarations, statements and other documentation, including any schedule or attachment thereto, required to be filed by or on behalf of such Person (or any predecessor) or any consolidated, combined, affiliated or unitary group of which such Person is or has been a member (but only with respect to taxable periods during which such Person is a member thereof), including information returns required to be provided to any payee or other Person.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” of any Plan subject to Title IV of ERISA shall mean the amount, if any, by which the value of the accumulated plan benefits under such Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the Fair Market Value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

2. Authorization of Common Shares. The Company has authorized the issuance and sale of 5,130,500 shares (the “Common Shares”) of its common stock, par value $0.0001 per share (“Common Stock”).

3. Sale and Purchase of the Common Shares. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, at the Closing the number of Common Shares for the consideration as set forth opposite such Purchaser’s name on Schedule 1 hereto (the “Purchase Consideration”).

4. Closing. The closing of the purchase and sale of the Common Shares (the “Closing”) shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522 (or remotely via the exchange of documents and signatures) on a date to be agree upon by the Company and the Purchasers (the “Closing Date”), which shall be no later than the Business Day on which all of the applicable conditions set forth in Section 7 hereof (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions) are satisfied or waived. At the Closing, the Company shall issue to each Purchaser one or more certificates evidencing the number of Common Shares purchased by such Purchaser, and such Common Shares shall be registered in such Purchaser’s name or any nominee name provided by each Purchaser, and upon receipt thereof each Purchaser shall promptly deliver the Purchase Consideration to the Company.

5. Representations and Warranties of the Purchaser. Each Purchaser represents and warrants to the Company, severally and not jointly with respect to such Purchaser only, as follows:

5.1 Authority. Such Purchaser has the requisite corporate or other similar power and authority to execute and deliver each Transaction Document delivered or to be delivered by it and to perform all of its obligations under the Transaction Documents. The execution and delivery of each Transaction Document to which such Purchaser is a party has been duly and validly authorized by all necessary corporate or other similar action on the part of such Purchaser, and no further corporate or other similar proceedings on the part of such Purchaser are necessary to authorize each Transaction Document to which such Purchaser is a party, or to consummate the Transaction.

5.2 Binding Obligation. This Agreement and each other Transaction Document delivered or to be delivered by such Purchaser has been duly authorized, executed and delivered by such Purchaser and assuming the valid execution and delivery by the other parties thereto constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

5.3 Investment Representations and Warranties. Such Purchaser understands that the Common Shares have not been, and will not upon issuance be, registered under the Securities Act, and that the certificates evidencing the Common Shares shall bear a legend to that effect.

5.4 Acquisition for Own Account. Such Purchaser is acquiring the Common Shares for its own account for investment purposes only and not with a view toward distribution thereof in violation of the Securities Act.

5.5 Ability to Protect Its Own Interests and Bear Economic Risks. By reason of the business and financial experience of its management, such Purchaser has the capacity to protect its own interests in connection with the Transaction. Such Purchaser is able to bear the economic risk of an investment in the Common Shares, and has an adequate income independent of any income produced from an investment in the Common Shares and has sufficient net worth to sustain a loss of all of its investment in the Common Shares without economic hardship if such a loss should occur.

5.6 Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

5.7 No General Solicitation. Such Purchaser did not become aware of an opportunity to invest in the Common Shares through any form of general solicitation or general advertising (within the meaning of Rule 506 of Regulation D of the Securities Act) or any other filings made by the Company with the SEC.

5.8 Access to Information. Such Purchaser has received physical delivery of such documents, records and information which such Purchaser has requested, and has had an opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters it has deemed relevant to its investment in the Common Shares.

5.9 No Brokers. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Purchaser who is or will be entitled to any fee, commission or payment from such Purchaser in connection with the negotiation, preparation, execution or delivery of this Agreement or any Transaction Document or the consummation of the Transaction.

6. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

6.1 Company Status. The Company and each of its Subsidiaries (a) is a duly organized and validly existing Business in good standing (or, in the case of any Foreign Subsidiary, the foreign equivalent of “good standing” to the extent that such concept exists in such Foreign Subsidiary’s jurisdiction of organization) under the laws of the jurisdiction of its organization, (b) has the requisite Business power and authority to own its property and assets and to transact the business in which it is engaged and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No certifications, permits or agreements by, from or with any Governmental Authority are required for operation of the business of the Company and its Subsidiaries that are not in place, except for such certifications, permits or agreements, the absence of which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

6.2 Power and Authority. The Company has the Business power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents and has taken all necessary Business action to authorize the execution, delivery and performance by it of such Transaction Documents. The Company has duly executed and delivered each of the Transaction Documents, and the Transaction Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.3 No Violation. Neither the execution, delivery or performance by the Company of the Transaction Documents, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority or the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, except for any such contravention that would not reasonably be expected to have a Material Adverse Effect, (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which the Company or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject except for any such conflict that would not reasonably be expected to have a Material Adverse Effect, (c) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Company or any of its Subsidiaries or (d) will be subject to any limitation on right or approval from any Governmental Authority.

6.4 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date), or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, the Company to authorize, or is required to be obtained or made by, or on behalf of, the Company in connection with, (i) the execution, delivery and performance of any Transaction Document, or (ii) the legality, validity, binding effect or enforceability of any such Transaction Document except where failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect.

6.5 Financial Statements; Financial Condition. The audited consolidated balance sheet of the Company and its consolidated Subsidiaries at December 31, 2009 and the related audited consolidated statements of operations and cash flows and changes in shareholders’ equity of the Company and its consolidated Subsidiaries for the fiscal year of the Company ended on such date and the unaudited condensed consolidated balance sheet of the Company and its consolidated Subsidiaries at March 31, 2010 and the related unaudited condensed consolidated statements of operations and cash flows of the Company and its consolidated Subsidiaries for the three months ended on such date, in each case furnished to the Purchasers prior to the Closing Date, present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

6.6 No Material Adverse Effect. Except as set forth on Schedule 6.6 of the Company Disclosure Statement, since December 31, 2009, (i) nothing has occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) except as disclosed in the SEC Reports, the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC and (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records.

6.7 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened (a) with respect to the Transaction or any Transaction Document or (b) that has had, or, if adversely determined, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

6.8 True and Complete Disclosure. All factual information (taken as a whole) furnished by or, with the Company’s express authorization on behalf of the Company in writing to any Purchasers is, and all other such factual information (taken as a whole) furnished by or, with the Company’s express authorization on behalf of the Company in writing to any Purchasers was, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 6.8, such factual information shall not include any projections or any pro forma financial information or other forward-looking statements.

6.9 Use of Proceeds; Margin Regulations. All proceeds of the Transaction shall be used to finance the general corporate purposes of the Company and its Subsidiaries and to pay the fees and expenses incurred in connection with the Transaction. No part of the proceeds of the Transactions will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. The use of proceeds from the Transaction will not violate or be inconsistent with the provisions of Regulation T, U or X.

6.10 Tax Returns and Payments. Except as would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect, each of the Company and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all Federal, state, foreign and local returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, the Company and/or any of its Subsidiaries; the Returns accurately reflect all liability for taxes of the Company and its Subsidiaries, as applicable, for the periods covered thereby; except as set forth on Schedule 6.10 of the Company Disclosure Statement, each of the Company and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than those that are being contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP; there is no action, suit, proceeding, investigation, audit or claim now pending or threatened (in writing) by any authority regarding any taxes relating to the Company or any of its Subsidiaries; as of the Closing Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations; and neither the Company nor any of its Subsidiaries has incurred, nor will any of them incur, any tax liability in connection with the Transaction (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Company or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business) or any tax liability resulting from indemnification under the Transaction Documents.

6.11 Compliance with ERISA.

(a) Schedule 6.11 of the Company Disclosure Statement sets forth each Plan as of the Closing Date. Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan and Multiemployer Plan each have been timely made; neither the Company, any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code, or to or on account of a Multiemployer Plan pursuant to Section 515, 4201, 4204 or 4212 of ERISA or expects to incur any such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; no condition exists which presents a risk to the Company, any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims and appeals for benefits) is pending, expected or to the Company’s knowledge, threatened; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Company, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Company, any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan or Multiemployer Plan, and the Company and its Subsidiaries may cease contributions to or terminate any Plan maintained by any of them without incurring any liability (other than ordinary administrative termination costs that are immaterial in nature).

(b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Company’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

6.12 Properties. On and as of the Closing Date, neither the Company nor any of its Subsidiaries owns any Real Property. All Real Property leased by the Company or any of its Subsidiaries as of the Closing Date, and the nature of the interest therein, is set forth in Schedule 6.12 of the Company Disclosure Statement. Each of the Company and its Subsidiaries has a valid and defensible leasehold interest in the Real Property leased by it free and clear of all Liens other than Permitted Liens. The Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens other than Permitted Liens.

6.13 Capitalization. On and as of the Closing Date, the authorized and issued capital stock of the Company consists of shares of common stock and preferred stock is as set forth in Schedule 6.13 of the Company Disclosure Statement. Except as set forth in Schedule 6.13 of the Company Disclosure Statement, all such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. As of the Closing Date except as set forth on Schedule 6.13 of the Company Disclosure Statement, (i) the Company does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights and (ii) after giving effect to the Transactions, the Company will not be subject to any obligation (contingent or otherwise) to repurchase, acquire or retire (x) any of its Equity Interests, or (y) any securities convertible into or exchangeable for any of its Equity Interests. The Common Shares have been duly and validly reserved for issuance and, when issued and delivered against payment therefore as provided herein, will be duly authorized, validly issued, fully paid and non-assessable and not subject to further assessment or charge by the Company and will be subject to no Liens created by or through the Company in respect of the issuance thereof. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Common Shares and any Purchaser’s ownership of the Common Shares.

6.14 Subsidiaries. On and as of the Closing Date, the Company has no Subsidiaries other than those Subsidiaries listed on Schedule 6.14 of the Company Disclosure Statement. Schedule 6.14 of the Company Disclosure Statement sets forth, as of the Closing Date, the percentage ownership (direct and indirect) of the Company in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of Equity Interests of each Subsidiary of the Company have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of the Company has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any appreciation or similar rights. On the Closing Date, the Equity Interests of each Subsidiary are owned directly or indirectly by the Company, as disclosed on Schedule 6.14 of the Company Disclosure Statement.

6.15 Compliance with Statutes, etc. The Company and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.16 Investment Company Act. Neither the Company nor any of its Subsidiaries are an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.17 Environmental Matters.

(a) The Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Company, threatened (in writing) Environmental Claims against the Company or any of its Subsidiaries or any Real Property owned, leased or operated by the Company or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Company or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Company or any of its Subsidiaries but no longer owned, leased or operated by the Company or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Company or any of its Subsidiaries, or any Real Property owned, leased or operated by the Company or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by the Company or any of its Subsidiaries but no longer owned, leased or operated by the Company or any of its Subsidiaries) or, to the knowledge of the Company, any property adjoining or adjacent to any such Real Property that would be reasonably expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned, leased or operated by the Company or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Company or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Company or any of its Subsidiaries under any applicable Environmental Law.

(b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by the Company or any of its Subsidiaries or, to the knowledge of the Company, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or would be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

(c) Notwithstanding anything to the contrary in this Section 6.17, the representations and warranties made in this Section 6.17 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliance of the types described above would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.18 Employment and Labor Relations. Neither the Company nor any of its Subsidiaries are engaged in any unfair labor practice that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened (in writing) against the Company or any of its Subsidiaries, (c) no union representation question exists with respect to the employees of the Company or any of its Subsidiaries, (d) no equal employment opportunity charges or other claims of employment discrimination are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (e) no wage and hour department investigation has been made of the Company or any of its Subsidiaries, except (with respect to any matter specified in clauses (a) – (e) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

6.19 Intellectual Property, etc.

(a) Schedule 6.19(a) of the Company Disclosure Statement identifies all of the (i) internet web sites, internet domain names and URLs, (ii) trademark registrations and applications, (iii) material copyright registrations, and (iv) patents, and pending patent applications owned by the Company or any of its Subsidiaries on and as of the Closing Date. On and as of the Closing Date, all of the patents and patent applications included in Schedule 6.19(a) of the Company Disclosure Statement and registrations and applications for registration of any other Intellectual Property included in Schedule 6.19(a) of the Company Disclosure Statement are recorded in the name of the Company or a Subsidiary and, except as would not reasonably be expected to have a Material Adverse Effect, all such registrations are in full force and effect, valid and enforceable and all maintenance and renewal fees relating thereto have been duly and timely paid. The Company and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas necessary for the present conduct of its business, without any known conflict with the rights of others, except where such conflict or the failure to own or have the right to use, as the case may be, would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(b) Except with respect to the required consents set forth in Schedule 6.19(b) of the Company Disclosure Statement, the Company and its Subsidiaries own (and after giving effect to the Transactions, will continue to own) all right, title and interest in and to, or have the right to use (and after giving effect to the Transactions, will continue to have the right to use) pursuant to a valid and enforceable written agreement, all Intellectual Property necessary to carry on the Business of the Company and its Subsidiaries as now conducted, free and clear of all Liens (except Permitted Liens), except where the failure to have any such right, title or interest would not reasonably be expected to have a Material Adverse Effect.

(c) Except as disclosed in Schedule 6.19(c) of the Company Disclosure Statement, on and as of the Closing Date, to the knowledge of the Company, no Person has challenged in writing the validity, enforceability, use or ownership of any of the Intellectual Property used or held for use in the business of the Company or any of its Subsidiaries’ rights to any of such Intellectual Property, except where such challenge would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(d) To the knowledge of the Company, neither the use of any Intellectual Property used or held for use in the business of the Company or any of its Subsidiaries, nor the conduct of the business carried on by the Company or any of its Subsidiaries, infringes, misappropriates or otherwise violates the intellectual property rights of any other Person in any manner that is material to the Company or any of its Subsidiaries, except where the infringement, misappropriation or other violation would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(e) To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the Company’s or any of its Subsidiaries’ rights to any Intellectual Property other than such infringements, misappropriation or violations which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(f) The Company and each of its Subsidiaries have taken commercially reasonable measures to protect its material confidential Intellectual Property.

6.20 Indebtedness. The financial statements described in Section 6.5 hereof and/or Schedule 6.20 of the Company Disclosure Statement set forth a list of all Indebtedness (including Contingent Obligations) of the Company and its Subsidiaries as of the Closing Date of a principal amount in excess of $500,000 and which is to remain outstanding after giving effect to the Transactions in each case showing the aggregate principal amount thereof.

6.21 Insurance. Schedule 6.21 of the Company Disclosure Statement sets forth a listing of all material insurance maintained by the Company and its Subsidiaries as of the Closing Date, with the amounts insured (and any deductibles) set forth therein. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

6.22 Material Contracts. Schedule 6.22 of the Company Disclosure Statement sets forth a true and complete list, as of the Closing Date, of all Material Contracts of the Company and its Subsidiaries. The Company and its Subsidiaries have furnished or made available to the Purchasers or their representatives true and complete copies of such Material Contracts, with all amendments, modifications and supplements thereto to the Closing Date. As of the Closing Date, each of such Material Contracts is valid, subsisting and in full force and effect. Neither the Company nor any of its Subsidiaries is in breach or violation of any of the terms, conditions or provisions of any of such Material Contracts, except for such breaches and violations thereof as in the aggregate do not and would not reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company no third party to any of such Material Contracts is in breach or violation of any of the terms, conditions or provisions thereof, except for such breaches and violations thereof as in the aggregate do not and would not reasonably be expected to have a Material Adverse Effect.

6.23 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from the SEC with respect to any SEC Reports.

6.24 Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

6.25 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

6.26 Internal Accounting Controls. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and such internal control over financial reporting is effective.

6.27 Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective.

6.28 Certain Fees. Except as set forth in Schedule 6.28 of the Company Disclosure Statement, no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

6.29 Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 5 hereof, no registration under the Securities Act is required for the offer and sale of the Common Shares by the Company to the Purchasers hereunder.

6.30 No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 5 hereof, none of the Company, its Subsidiaries nor, to the Company’s knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Common Shares as contemplated hereby.

6.31 No General Solicitation or General Advertising. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.

6.32 Acknowledgment Regarding Purchasers’ Purchase of Common Shares. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the Transactions and that no Purchaser is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Transactions.

6.33 Foreign Corrupt Practices Act. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.34 Acknowledgement Regarding Purchasers’ Trading Activity. The Company understands and acknowledges (i) that none of the Purchasers have been asked by the Company or its Subsidiaries to agree, nor has any Purchaser agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Common Shares for any specified term; and (ii) that any Purchaser, and counterparties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging and/or trading activities at various times during the period that the Common Shares are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.

The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the documents executed in connection herewith.

7. Deliveries; Closing Conditions; Deliverables.

7.1 Obligations on the Closing Date. On the Closing Date, the Company shall deliver to each Purchaser:

(a) A certificate dated as of the Closing Date, executed by its Secretary, certifying (A) copies of the Certificate of Incorporation and the Company’s By-laws, (B) all resolutions of the Company Board and its stockholders related to the Transaction Documents and the Transaction, (C) certificates, as of the most recent practicable dates as to the corporate good standing of the Company and each Subsidiary issued by the Secretary of State of such entity’s jurisdiction of organization, as applicable, and as to the due qualification of the Company and each Subsidiary as a foreign corporation or other entity issued by the Secretary of State of each jurisdiction where material business is conducted by such entity; provided that such certificates as to due qualification as a foreign corporation or other entity unavailable on the Closing Date may be delivered within five (5) Business Days following the Closing Date; and (D) the incumbency, authority and specimen signature of each officer of the Company executing this Agreement or any other Transaction Document on behalf of the Company;

(b) The Registration Rights Agreement, which shall be executed by the Company and in full force and effect;

(c) An opinion of counsel, which shall be in the form of Exhibit B hereto;

(d) An opinion of in-house counsel, which shall be in the form of Exhibit C hereto;

(e) A certificate, signed by the Company’s Vice President Finance, certifying that the conditions specified in Sections 7.2(a) and (b) hereof have been fulfilled; and

(f) One or more stock certificates, evidencing the Common Shares subscribed for by Purchaser hereunder, registered in the name of such Purchaser or in such other name as shall be designated by such Purchaser.

7.2 Condition to Purchaser’s Obligations. The obligation of each Purchaser to consummate the Transaction on the Closing Date is subject to the satisfaction or waiver by such Purchaser of the following:

(a) Each of the representations and warranties set forth in Section 6 hereof that is qualified by “materiality,” “Material Adverse Effect” or a similar qualifier shall be true and correct in all respects, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects, in each case both as of the date hereof and as of the Closing Date as if made on the Closing Date (except to the extent expressly made solely as of the date hereof, in which case as of such date).

(b) The Company shall have complied in all material respects with all agreements, obligations and conditions contained herein required to be complied with by the Company prior to or at such Closing.

(c) Simultaneous purchase by each Purchaser of the Common Shares, such that the aggregate gross Purchase Consideration received by the Company on the Closing Date shall be no less than $7 million;

(d) All Approvals, if any, which are required to be taken, given, obtained, filed or recorded, as the case may be, by or from or with (i) any Governmental Authority, (ii) any trustee or holder of any indebtedness, obligation or securities of the Company or (iii) any other Person, in connection with the legal and valid execution and delivery by the Company of this Agreement, any other Transaction Document and the consummation of the transactions contemplated hereby and thereby (including the issuance of Common Shares), including, without limitation, those Approvals referenced in Section 6.4 of the Company Disclosure Statement, shall have been duly taken, given, obtained, filed or recorded, as the case may be, and all such Approvals shall be final, subsisting and in full force and effect on the Closing Date, and shall not be subject to any further proceedings or appeals or any conditions subsequent. The terms, provisions and conditions of all such Approvals shall be reasonably satisfactory to such Purchaser. Certified copies or other appropriate evidence of all such Approvals, in form, scope and substance satisfactory to such Purchaser shall have been delivered to such Purchaser.

(e) No provision of any applicable Law shall prohibit the acquisition or issuance of the Common Shares. Without limiting the generality of the foregoing, the sale and issuance of the Common Shares shall not be required to be registered under the Securities Act or under any applicable State securities law. Further, no Action shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by this Agreement or any Transaction Document and no Order with respect thereto shall be in effect.

(f) There shall have been no Material Adverse Effect from and after the date hereof.

7.3 Conduct Pending Closing. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, the Company shall, and shall cause each of its Subsidiaries to (i) conduct its business in the ordinary course of business, (ii) maintain its corporate existence, preserve intact its business organization and, except in the ordinary course of business, its assets, (iii) keep available the services of its present executive officers, (iv) maintain in effect the Material Contracts (subject to the expiration of any such Contract pursuant to its terms), and (v) preserve present material business relationships with suppliers, customers, licensees and other Persons.

7.4 Notice of Certain Events. The Company shall promptly notify the Purchasers of any event, condition, fact, circumstance, occurrence, transaction or other item of which the Company becomes aware after the date hereof and prior to the Closing that would constitute a material violation or breach of this Agreement (or a material breach of any representation or warranty contained herein) or, if the same were to continue to exist as of the Closing Date, would result in any of the conditions set forth in Section 7 hereof not to be satisfied.

8. Post-Closing Covenants of the Company. The Company agrees that, following the Closing, it will do the following:

8.1 Use of Proceeds. The Company shall use the proceeds of this offering for general corporate purposes.

8.2 Securities Laws Disclosure; Publicity. On or before 9:00 a.m., New York City time, on the second Business Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K this Agreement and the Registration Rights Agreement). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the SEC or any regulatory agency or trading market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC and (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii).

8.3 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Common Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

8.4 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Common Shares in a manner that would require the registration under the Securities Act of the sale of the Common Shares to the Purchasers.

8.5 Pledge of Common Shares. Subject to applicable laws, the Company acknowledges and agrees that the Common Shares may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Shares. Such a pledge of Common Shares shall not be deemed to be a transfer, sale or assignment of the Common Shares hereunder, and no Investor effecting such a pledge of Common Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.

8.6 Restriction on Amendments to Escrow Agreement. Until such time as the Original Purchasers (as defined below) no longer hold in the aggregate more than 35% of the aggregate number (equitably adjusted for any subdivisions, combinations or reclassifications of the outstanding Common Stock) of Common Shares purchased by the Original Purchasers pursuant to this Agreement, the Company will not without the prior written consent or vote of the holders of an Independent Majority (as defined below) of the Eligible Shares (as defined below), effectuate (a) an amendment of the Escrow Agreement, dated as of March 31, 2009, by and among Polaris Acquisition Corp., Trivergance, LLC and Continental Stock Transfer & Trust Company, as amended by the Amendment to Stock Escrow Agreement, dated as of March 31, 2009 (as so amended, the “Escrow Agreement”) to reduce the specified share price targets relating to, modify the expiration date of, or otherwise release from escrow prior to the dates specified in the Escrow Agreement, the 58,498,131 shares of Common Stock held in escrow pursuant to the Escrow Agreement (the “Earnout Shares”) or (b) termination of the Escrow Agreement. For purposes of this Section 8.6, (i) “Original Purchasers” means the Purchasers listed on Schedule 1 hereto and shall not include any subsequent transferees or assignees of Common Shares, (ii) an “Independent Majority” means, as of the record date for such consent or vote, Independent Stockholders (as defined below) holding more than 50% of the Eligible Shares held by all Independent Stockholders, (iii) “Independent Stockholders” means any holder of Common Stock other than: (a) Apollo Global Management, LLC and its Affiliates; (b) any executive officer of the Company identified as such in the Company’s most recent annual report on Form 10-K; and (c) any director of the Company who beneficially owns on the record date for such consent or vote any Earnout Shares; and (iv) “Eligible Shares” means any shares of Common Stock other than Earnout Shares.

9. Restrictive Legends. The certificates evidencing such shares shall be stamped or otherwise imprinted with a legend in substantially the following form and the Common Shares shall not be sold or otherwise transferred except in accordance therewith. The Common Shares will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SALE OR TRANSFER IS EFFECTIVE UNDER THE ACT, OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

The restrictive legend set forth above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Common Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Common Shares are registered for resale under the Securities Act, (ii) such Common Shares are sold or transferred pursuant to Rule 144, or (iii) such Common Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of a registration statement covering the resale of Common Shares or (ii) Rule 144 becoming available for the resale of Common Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Common Shares and without volume or manner-of-sale restrictions, the Company shall instruct its transfer agent to remove the legend from the Common Shares and shall cause its counsel to issue any legend removal opinion required by the transfer agent. Any fees (with respect to the transfer agent or Company counsel) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Common Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any required Rule 144 representation letter, deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Common Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 9. Certificates for Common Shares free from all restrictive legends may be transmitted by the transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

10. Indemnification.

10.1 Indemnification by the Company. In addition to the indemnity provided in the Registration Rights Agreement, the Company shall indemnify, defend and hold harmless each of the Purchasers, their respective Affiliates, the respective Representatives of the Purchasers and their Affiliates and the successors and assigns of each of the foregoing (collectively, the “Purchaser Group”) from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys’ fees and expenses (collectively, “Actual Damages”), asserted against, imposed upon or incurred by the Purchaser Group or any member thereof, directly or indirectly, by reason of or resulting from the breach of any representation, warranty, covenant or agreement of the Company contained in any Transaction Document, any schedule thereto or in any other agreement or certificate delivered by or on behalf of the Company pursuant to any Transaction Document or in connection with the transactions contemplated thereby, regardless of whether such Actual Damages arise as a result of the negligence, strict liability or any other liability imposed under any theory of law or equity, or violation of any law by, the Company or any of its Affiliates, or their respective officers, employees, agents or consultants. If and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Actual Damages which shall be permissible under applicable Law. Such contribution shall be determined upon taking into account the relative benefits and relative fault of the parties hereto.

10.2 Notice and Defense of Claims. The parties’ obligations and liabilities hereunder with respect to claims resulting from the assertion of liability by the Purchaser Group (or any member thereof) or third parties shall be subject to the following terms and conditions:

(a) Notice. The party seeking indemnification hereunder (each, an “Indemnified Party”) shall give prompt written notice to the Company of any claim or event known to it which does or may give rise to a claim by the Indemnified Party against the Company for which the Indemnified Party believes it is entitled to indemnification pursuant to this Section 10, stating the nature and basis of said claims or events and the amounts thereof, to the extent known, and in the case of any Action brought by any third party, a copy of any claim, process or legal pleadings with respect thereto promptly after any such documents are received by the Indemnified Party; provided, that the failure to provide timely notice shall not affect the Company’s indemnification obligations hereunder except to the extent the Company shall have been materially prejudiced thereby. Such notice shall be given in accordance with Section 11.2 hereof.

(b) Third Party Claims or Actions.

(i) In the event any Action is made or brought by any third party against an Indemnified Party, with respect to which the Company may have liability for Actual Damages under this Section 10, the Company shall, at its own expense, be entitled to participate in and, to the extent that it shall wish, to assume the defense, with independent counsel reasonably satisfactory to the Indemnified Party.

(ii) If the Company elects to assume control of such defense or settlement, it shall conduct such defense or settlement in a manner reasonably satisfactory to and effective to protect, the Indemnified Party; and such party and its counsel will keep the Indemnified Party reasonably advised as to its conduct of such defense or settlement, and no compromise or settlement shall be agreed or made without the written consent of the Indemnified Party, which consent shall not be reasonably withheld. In any case, the Indemnified Party shall have the right to employ its own counsel and such counsel may participate in such Action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, when and as incurred, unless (A) the employment of counsel by the Indemnified Party has been authorized in writing by the Company, (B) the Company shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such Action within five days after the Company has notice thereof, (C) the Company fails to conduct such defense or settlement in a reasonable manner, (D) the defense of the Indemnified Party by the Company would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such Action, or (E) the actual or potential defendants in, or targets of, any such Action include both the Indemnified Party and the Company, and the Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Party which are different from or in addition to those available to the Company. If any clause (A) through (E) of the preceding sentence shall be applicable, then the Indemnified Party shall have the right to employ one separate counsel (and any required local counsel) to direct or participate in the defense of such Action on behalf of the Indemnified Party and may contest, pay, settle or compromise any such claim on such terms and conditions as the Indemnified Party may determine (subject to the consent of the Company which shall not be unreasonably withheld), and the reasonable fees and disbursements of such one counsel (and local counsel) shall constitute Actual Damages hereunder.

(iii) Each party shall keep each of the other parties hereto reasonably informed of such Action at all stages thereof whether or not such party is represented by its own counsel.

10.3 Payments. The indemnification required by this Section 10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Actual Damages are incurred.

10.4 No Exclusive Remedy. For the avoidance of doubt, the provisions of this Section 10 shall not be any Purchaser’s exclusive remedy against the Company for any demand, claim, action or cause of action, assessment, loss, damage, liability, cost or expense.

11. Miscellaneous.

11.1 Miscellaneous; Waivers and Amendments. Upon the approval of each Purchaser, the Company may amend or modify in any manner any term or provision of this Agreement or the rights and obligations hereunder of the Purchasers and the Company; provided that upon the approval of each Purchaser, as to such Purchaser, the obligations of the Company and the rights of such Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Common Shares (or are then entitled to purchase Common Shares under this Agreement).

11.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be (i) hand delivered, (ii) mailed postage prepaid by registered or certified mail, (iii) sent by nationally recognized courier service, or (iv) transmitted by confirmed facsimile or other electronic transmission; provided that such facsimile or other electronic transmission be followed by notice via another method permitted hereby.

(a) If to a Purchaser, to the address set forth under such Purchaser’s name on Schedule 1 hereto, with a copy to (which shall not constitute notice):

Finn Dixon & Herling LLP

177 Broad Street

Stamford, CT 06901-2048

Attention: Matthew S. Eisenberg, Esq.

Facsimile No.: (203) 325-5001

or

(b) If to the Company, addressed to the attention of its Chief Financial Officer at the most recent address listed on the cover page of its most recent filing with the SEC, with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036-6522

Attention: Gregory A. Fernicola, Esq.

Facsimile No.: (212) 735-2000

or at such other address as the Company or any Purchaser may specify by written notice to each other, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid, on the next Business Day if sent by overnight courier service or upon receipt of facsimile or other electronic confirmation if transmitted during regular business hours of the recipient and, if not, on the next Business Day.

11.3 No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

11.4 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective parties hereto, the successors and assigns of each Purchaser and the successors of the Company, whether so expressed or not. The Company may not assign any of its rights or obligations hereunder without the prior written consent of the Purchasers. A Purchaser may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights. Except as expressly set forth herein, this Agreement shall not inure to the benefit of, or be enforceable by, any other Person.

11.5 Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

11.6 Governing Law. The internal Laws, and not the Laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

11.7 Fees and Expenses. The Company shall pay the reasonable legal fees and expenses of Finn Dixon & Herling LLP, counsel to certain Purchasers, incurred by such Purchasers in connection with the transactions contemplated by the Transaction Documents which shall not exceed $25,000, which amount shall be paid directly by the Company at the Closing or paid by the Company upon termination of this Agreement so long as such termination did not occur as a result of a material breach by such Purchasers of any of their obligations hereunder (as the case may be). Except as set forth above or elsewhere in the Transaction Documents, the Parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the Transactions.

11.8 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

11.9 Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transaction may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.2 hereof shall be deemed effective service of process on such party.

11.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.11 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile or portable document format) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

11.12 Entire Agreement. This Agreement and the other Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

11.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.

11.14 Independent Nature of Purchasers. The obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Common Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Common Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder. Except as otherwise provided in the Transaction Documents, each Purchaser shall be entitled to independently protect and enforce its rights arising out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

11.15 Taxes and Filings. The Company shall pay all original issuance, transfer, stamp and other similar taxes payable in respect of the issuance of the Common Shares; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any Common Shares in a name other than that of a Purchaser, and the Company shall have no obligation to make any such issuance or delivery unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been or will be paid. The Company shall make all appropriate filings required to be made under the laws of Delaware and any other jurisdiction with respect to the transactions contemplated by this Agreement.

11.16 Survival. Except as otherwise set forth herein, all agreements, covenants, representations and warranties of the Company herein or of (or on behalf of) the Company in any certificates or other instruments delivered pursuant to this Agreement shall: (i) be deemed to be material and to have been relied upon by the Purchasers, notwithstanding any investigation heretofore or hereafter made by the Purchasers or on behalf of any one or more Purchasers, and (ii) not be limited or otherwise affected by any disposition of any Common Shares and survive the Closing; provided, however, that the representations and warranties of the Company shall expire 12 months following the Closing Date after which date, none of such representations and warranties shall survive.

11.17 Remedies Cumulative, etc. No remedy herein conferred upon the Purchasers is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the

Company and the Purchasers or any subsequent holder of Common Shares and no delay or failure in exercising any rights hereunder in respect thereof shall operate as a waiver of or otherwise prejudice any of the rights or the rights of the Purchasers or holders of Common Shares. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser and each subsequent holder of Common Shares shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

11.18 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their permitted successors and assigns, except as expressly provided this Agreement.

11.19 Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 8.2 hereof, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Nothing in this Agreement shall effect any existing confidentiality agreement.

11.20 Termination. This Agreement may be terminated and the sale and purchase of the Common Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the thirtieth day following the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 11.20 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 11.20 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

[Execution Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HUGHES TELEMATICS, INC.

By:	/s/ Craig Kaufmann
Name:	Craig Kaufmann
Title:	Senior Vice President Finance and Treasurer

[Signature Page to Stock Purchase Agreement]

ASCEND PARTNERS FUND I LP

By:	/s/ Malcolm P. Fairbairn
Name:	Malcolm P. Fairbairn
Title:

ASCEND PARTNERS FUND II LP

By:	/s/ Malcolm P. Fairbairn
Name:	Malcolm P. Fairbairn
Title:

ASCEND PARTNERS FUND I, LTD.

By:	/s/ Malcolm P. Fairbairn
Name:	Malcolm P. Fairbairn
Title:

ASCEND PARTNERS FUND II, LTD.

By:	/s/ Malcolm P. Fairbairn
Name:	Malcolm P. Fairbairn
Title:

ASCEND PARTNERS FUND II BPO, LTD.

By:	/s/ Malcolm P. Fairbairn
Name:	Malcolm P. Fairbairn
Title:

MAP 3 SEGREGATED PORTFOLIO

By:	/s/ Malcolm P. Fairbairn
Name:	Malcolm P. Fairbairn
Title:

[Signature Page to Stock Purchase Agreement]

EMILY FAIRBAIRN ROTH IRA

By:	/s/ Emily Fairbairn
Name:	Emily Fairbairn
Title:

[Signature Page to Stock Purchase Agreement]

PGAS PCC LTD GREY IOTA CELL

By:	/s/ Malcolm P. Fairbairn
Name:	Malcolm P. Fairbairn
Title:

PERMAL ASCEND EQUITIES LTD.

By:	/s/ Malcolm P. Fairbairn
Name:	Malcolm P. Fairbairn
Title:

SEI INVESTMENT MANAGEMENT CORPORATION

By:	/s/ Malcolm P. Fairbairn
Name:	Malcolm P. Fairbairn
Title:

VALLEY HIGH PARTNERS, LP

By:	/s/ Malcolm P. Fairbairn
Name:	Malcolm P. Fairbairn
Title:

[Signature Page to Stock Purchase Agreement]

By:	/s/ Rahul Gandhi
Name:	Rahul Gandhi

[Signature Page to Stock Purchase Agreement]

By:	/s/ Lars O. Mellemseter
Name:	Lars O. Mellemseter

[Signature Page to Stock Purchase Agreement]

By:	/s/ Patrick Lin
Name:	Patrick Lin

[Signature Page to Stock Purchase Agreement]

PRISM PARTNERS I, L.P.

By:	/s/ Jerald M. Weintraub
Name:	Jerald M. Weintraub
Title:

PRISM PARTNERS III LEVERAGED L.P.

By:	/s/ Jerald M. Weintraub
Name:	Jerald M. Weintraub
Title:

PRISM PARTNERS IV LEVERAGED OFFSHORE FUND

By:	/s/ Jerald M. Weintraub
Name:	Jerald M. Weintraub
Title:

[Signature Page to Stock Purchase Agreement]

WARD CAPITAL LLC

By:	/s/ Kurt Butenhoff
Name:	Kurt Butenhoff
Title:

[Signature Page to Stock Purchase Agreement]

STARPOINT PARTNERS LP

By:	/s/ Jonathan E. Aborn
Name:	Jonathan E. Aborn
Title:	Managing Member

[Signature Page to Stock Purchase Agreement]